SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          Current Report


                          March 3, 2005
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       (Date of Report - Date of Earliest Event Reported)


                            33-02035-A
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                     (Commission File Number)


                    RAM Venture Holdings Corp.
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      (Exact name of Registrant as specified in its charter)


       Florida                               59-2508470
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(State or other jurisdiction of             (IRS Employer
incorporation or organization)            Identication No.)


     7 Clearwater Drive, Suite D, Little Rock, Arkansas 72204
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            (Address of Principal Executive Offices)


                         (501) 228-5590
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                 (Registrant's Telephone Number)


  5310 South Shackleford Road, Suite D, Little Rock, Arkansas 72204
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       (Former Name, Former Address and Former Fiscal Year,
                 if changed since last report)


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Item 5.02   Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

    	The Registrant's Chief Executive Officer and Chairman of its Board of Directors, Mr. John Lewis, resigned from those positions at a special meeting of the Board of Directors on March 3, 2005. Mr. Lewis indicated during the meeting that he was not satisfied with the Company's lack of progress during his tenure in those positions and had become convinced that the Company and it's Shareholders would benefit from his resignation from those positions and consequent turnover of the Chief Executive Officer responsibility to the Company's President, Mr. Jeff Harris.

	While resigning as the Company's Chief Executive Officer and Chairman of its Board of Directors, Mr. Lewis retains his seat as a Director of the Company and continues to be the Registrant's controlling shareholder.

	Following Mr. Lewis' discussion in that regard, the Company's Board formally accepted his resignation as Chairman of the Board and as Chief Executive Officer and undertook discussion regarding the proposal that the Company's President, Mr. Jeff Harris, be appointed Chief Executive Officer in addition to his present incumbency as President and Chief Financial Officer.

	At the conclusion of it's discussions, Mr. Harris was appointed the Company's Chief Executive Officer replacing Mr. Lewis upon his departure from that position.

	Mr. Lewis' position as Chairman was not filled by appointment by the Board of Directors at this time.

	Upon his departure as the Company's Chief Executive Officer, Mr. Lewis informed the Board that he has and has had no disagreement with the Company on any matter relating to its operations, policies, or practices and that his decision to withdraw from the CEO and Board Chairman positions was also motivated by his growing inability to devote sufficient time and attention to effectively discharge his obligations as the Company's Chief Executive Officer.








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                              SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     RAM VENTURE HOLDINGS CORP.



Dated: March 7, 2005                 BY: /s/Jeff Harris
                                         ---------------------------
                                         Jeff Harris, President, CEO



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